Exhibit 99.1
For Immediate Release
Contact: Alanna Vitucci
alanna.vitucci@zovio.com
858 668 2586 x11636

Zovio Inc Reports Fourth Quarter and Full Year 2020 Results
Zovio Growth segment continues to exceed expectations, delivering 105% revenue growth in 2020

CHANDLER, Ariz. (February 24, 2021) - Zovio Inc (NASDAQ:ZVO), an education technology services company, today announced the results for its fourth quarter and full year ended December 31, 2020.
“We ended the year strong, executing on the sale of the University, delivering triple-digit growth in Zovio Growth and exceeding earnings expectations. Zovio is an enviable position as we embark on this new chapter as a leading education technology services business. Our track record of innovation, driven by advanced data and analytics, strong culture and more than 200 institutional partners will allow us to offer services to our university partners that span the student journey and support the best possible outcomes. As we enter 2021, we remain poised for long-term growth and value-creation as we capture the rapid changes in education to empower all learners,” commented Andrew Clark, Founder, President and Chief Executive Officer.

Financial Results for the Three Months Ended December 31, 2020
Revenue and other revenue for the three months ended December 31, 2020 was $93.1 million, compared with revenue of $96.3 million for the three months ended December 31, 2019.
Operating loss for the three months ended December 31, 2020 was $57.3 million, compared with operating loss of $21.2 million for the three months ended December 31, 2019.
The Company recognized an income tax benefit of approximately $0.2 million for the three months ended December 31, 2020, compared with income tax expense of $1.8 million for the three months ended December 31, 2019.
Net loss for the three months ended December 31, 2020 was $57.2 million, compared with net loss of $23.0 million for the three months ended December 31, 2019.
Diluted loss per share for the three months ended December 31, 2020 was $1.75, compared with diluted loss per share of $0.76 for the three months ended December 31, 2019.
Non-GAAP Financial Results for the Three Months Ended December 31, 2020
Non-GAAP operating income for the three months ended December 31, 2020 was $0.9 million, compared with non-GAAP operating loss of $4.4 million for the three months ended December 31, 2019. Non-GAAP operating income for the three months ended December 31, 2020 excludes restructuring and impairment charges of $1.4 million, separation transaction costs of $1.2 million, acquisition costs of $0.9 million and loss on transaction of $54.8 million. Non-GAAP operating loss for the three months ended December 31, 2019 excludes restructuring and impairment charges of $13.6 million, separation transaction costs of $0.9 million and acquisition costs of $2.4 million.
Non-GAAP net income for the three months ended December 31, 2020 was $0.9 million, compared with non-GAAP net loss of $4.5 million for the three months ended December 31, 2019. Non-GAAP net income for the three months ended December 31, 2020 excludes restructuring and impairment charges of $1.4 million, separation transaction costs of $1.2 million and acquisition costs of $0.9 million, loss on transaction of $54.8 million and the related tax effects. Non-GAAP net loss for the three months ended December 31, 2019 excludes restructuring and impairment charges of $13.6 million, separation transaction costs of $0.9 million, acquisition costs of $2.4 million and the related tax effects.

Exhibit 99.1
Non-GAAP diluted income per share for the three months ended December 31, 2020 was $0.03, compared with non-GAAP diluted loss per share of $0.15 for the three months ended December 31, 2019.
Financial Results for the Year Ended December 31, 2020
Revenue and other revenue for the year ended December 31, 2020 was $397.1 million, compared with revenue of $417.8 million for the year ended December 31, 2019.
Operating loss for the year ended December 31, 2020 was $61.9 million, compared with operating loss of $56.6 million for the year ended December 31, 2019.
The Company recognized an income tax benefit of $13.1 million for the year ended December 31, 2020, compared with income tax benefit of $0.8 million for the year ended December 31, 2019.
Net loss for the year ended December 31, 2020 was $49.0 million, compared with net loss of $54.8 million for the year ended December 31, 2019.
Diluted loss per share for the year ended December 31, 2020 was $1.53, compared with diluted loss per share of $1.86 for the year ended December 31, 2019.
Non-GAAP Financial Results for the Year Ended December 31, 2020
Non-GAAP operating income for the year ended December 31, 2020 was $8.8 million, compared with non-GAAP operating loss of $15.0 million for the year ended December 31, 2019. Non-GAAP operating income for the year ended December 31, 2020 excludes restructuring and impairment charges of $4.8 million, separation transaction costs of $6.7 million, acquisition costs of $4.3 million and loss on transaction of $54.8 million. Non-GAAP operating loss for the year ended December 31, 2019 excludes restructuring and impairment charges of $21.5 million, separation transaction costs of $5.8 million, acquisition costs of $14.1 million and other non-GAAP costs of $0.2 million.
Non-GAAP net income for the year ended December 31, 2020 was $8.6 million, compared with non-GAAP net loss of $13.9 million for the year ended December 31, 2019. Non-GAAP net income for the year ended December 31, 2020 excludes restructuring and impairment charges of $4.8 million, separation transaction costs of $6.7 million, acquisition costs of $4.3 million, loss on transaction of $54.8 million, and the related tax effects. Non-GAAP net loss for the year ended December 31, 2019 excludes restructuring and impairment charges of $21.5 million, separation transaction costs of $5.8 million, acquisition costs of $14.1 million, other non-GAAP costs of $0.2 million and the related tax effects.
Non-GAAP diluted income per share for the year ended December 31, 2020 was $0.27, compared with non-GAAP diluted loss per share of $0.47 for the year ended December 31, 2019.
Balance Sheet and Cash Flow
As of December 31, 2020, the Company had cash and cash equivalents of $35.5 million as compared to $69.3 million as of December 31, 2019.
The Company had $25.3 million of cash provided by operating activities during the year ended December 31, 2020, compared with $46.1 million of cash used in operating activities during the year ended December 31, 2019.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted income (loss) per share, EBITDA and Adjusted EBITDA. These non-GAAP measures exclude restructuring and impairment charges, separation transaction costs, acquisition costs, loss on transaction, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP

Exhibit 99.1
financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company’s financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company’s performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Zovio Inc will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 395-6119, and the dial-in number for other callers is (647) 689-5537. The access code for all callers is 4834547. A live broadcast of the call will also be available on the Company’s website at http://ir.zovio.com.
About Zovio Inc
Zovio Inc (NASDAQ: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. The Zovio network, which includes Fullstack Academy and TutorMe, leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio's purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.

Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company’s outlook for the remainder of 2021 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including without limitation: our ability to successfully transition to being an education technology services company, and the success of our strategies with respect to student initiatives.
Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to be filed with the SEC on February 24, 2021, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K which are available at www.zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

Exhibit 99.1

ZOVIO INC
Consolidated Statements of Income (Loss)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
University Partners segment revenue	$87,401	$92,307	$376,220	$407,594
Zovio Growth segment revenue	5,742	3,978	20,901	10,201
Revenue and other revenue	93,143	96,285	397,121	417,795

Costs and expenses:
Technology and academic services	19,591	17,944	74,412	73,342
Counseling services and support	25,467	25,231	96,996	110,256
Marketing and communication	21,603	19,451	91,620	96,001
General and administrative	10,947	13,018	47,352	56,840
University-related expense	16,669	28,290	89,001	116,488
Restructuring and impairment charges	1,413	13,575	4,843	21,465
Loss on transaction	54,797	—	54,797	—
Total costs and expenses	150,487	117,509	459,021	474,392
Operating loss	(57,344)	(21,224)	(61,900)	(56,597)
Other income (loss), net	(58)	(25)	(120)	1,015
Loss before income taxes	(57,402)	(21,249)	(62,020)	(55,582)
Income tax expense (benefit)	(162)	1,766	(13,068)	(770)
Net loss	$(57,240)	$(23,015)	$(48,952)	$(54,812)
Loss per share:
Basic	$(1.75)	$(0.76)	$(1.53)	$(1.86)
Diluted	$(1.75)	$(0.76)	$(1.53)	$(1.86)
Weighted average number of common shares outstanding used in computing loss per share:
Basic	32,697	30,270	31,959	29,492
Diluted	32,697	30,270	31,959	29,492

Exhibit 99.1
ZOVIO INC
Consolidated Balance Sheets
(In thousands)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$35,462	$69,280
Restricted cash	20,035	23,257
Investments	1,515	2,502
Accounts receivable, net	7,204	34,951
Prepaid expenses and other current assets	12,617	20,524
Total current assets	76,833	150,514
Property and equipment, net	30,575	34,294
Operating lease assets	20,114	18,615
Goodwill and intangibles, net	31,785	44,419
Other long-term assets	1,999	2,296
Total assets	$161,306	$250,138
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$62,693	$68,160
Deferred revenue and student deposits	8,090	55,284
Total current liabilities	70,783	123,444
Rent liability	24,125	22,409
Other long-term liabilities	7,181	5,347
Total liabilities	102,089	151,200
Total stockholders' equity	59,217	98,938
Total liabilities and stockholders' equity	$161,306	$250,138

Exhibit 99.1
ZOVIO INC
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(48,952)	$(54,812)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for bad debts	14,256	16,252
Depreciation and amortization	11,403	10,229
Deferred income taxes	119	(36)
Stock-based compensation	8,291	12,340
Noncash lease expense	10,644	19,261
Net loss (gain) on marketable securities	(111)	(308)
Reassessment of lease charges	—	558
Loss on disposal or impairment	38	878
Loss on transaction	51,952	—
Changes in operating assets and liabilities:
Accounts receivable	(17,666)	(18,537)
Prepaid expenses and other current assets	10,339	3,874
Other long-term assets	(1,241)	(7)
Accounts payable and accrued liabilities	(4,978)	1,939
Deferred revenue and student deposits	1,706	(11,099)
Operating lease liabilities	(10,751)	(22,967)
Other liabilities	277	(3,651)
Net cash provided by (used in) operating activities	25,326	(46,086)
Cash flows from investing activities
Capital expenditures	(3,153)	(31,029)
Purchases of investments	(720)	(126)
Cash transferred in connection with disposition	(62,325)	—
Capitalized costs for intangible assets	(272)	(750)
Cash paid for acquisitions, net of cash acquired	—	(19,489)
Sales of investments	1,818	—
Net cash used in investing activities	(64,652)	(51,394)
Cash flows from financing activities
Proceeds from exercise of stock options	8	60
Proceeds from the issuance of stock under employee stock purchase plan	209	192
Borrowings from notes payable	2,682	—
Tax withholding on issuance of stock awards	(507)	(819)
Repurchase of common stock	(106)	—
Net cash provided by (used in) financing activities	2,286	(567)
Net decrease in cash, cash equivalents and restricted cash	(37,040)	(98,047)
Cash, cash equivalents and restricted cash at beginning of period	92,537	190,584
Cash, cash equivalents and restricted cash at end of period	$55,497	$92,537

Exhibit 99.1
ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating Income (Loss) Reconciliation:
GAAP operating loss	$(57,344)	$(21,224)	$(61,900)	$(56,597)
Restructuring and impairment charges	1,413	13,575	4,843	21,465
Separation transaction costs	1,157	874	6,731	5,832
Acquisition costs	874	2,404	4,298	14,111
Other non-GAAP costs	—	—	—	238
Loss on transaction	54,797	—	54,797	—
Non-GAAP operating income (loss)	$897	$(4,371)	$8,769	$(14,951)

Net Income (Loss) Reconciliation:
GAAP net loss	$(57,240)	$(23,015)	$(48,952)	$(54,812)
Restructuring and impairment charges	1,413	13,575	4,843	21,465
Separation transaction costs	1,157	874	6,731	5,832
Acquisition costs	874	2,404	4,298	14,111
Other non-GAAP costs	—	—	—	238
Loss on transaction	54,797	—	54,797	—
Income tax impact, non-GAAP	(89)	1,663	(13,122)	(750)
Non-GAAP net income (loss)	$912	$(4,499)	$8,595	$(13,916)

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted loss per share	$(1.75)	$(0.76)	$(1.53)	$(1.86)
Restructuring and impairment charges	0.04	0.45	0.15	0.73
Separation transaction costs	0.04	0.03	0.21	0.20
Acquisition costs	0.03	0.08	0.13	0.48
Other non-GAAP costs	—	—	—	0.01
Loss on transaction	1.68	—	1.72	—
Income tax impact, non-GAAP	(0.01)	0.05	(0.41)	(0.03)
Non-GAAP diluted income (loss) per share	$0.03	$(0.15)	$0.27	$(0.47)

Exhibit 99.1
ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
EBITDA and Adjusted EBITDA Reconciliation:
GAAP net loss	$(57,240)	$(23,015)	$(48,952)	$(54,812)
Interest expense (income), net	58	(91)	120	(910)
Income tax expense (benefit)	(162)	1,766	(13,068)	(770)
Depreciation and amortization	2,655	3,055	11,403	10,229
EBITDA	(54,689)	(18,285)	(50,497)	(46,263)
Restructuring and impairment charges	1,413	13,575	4,843	21,465
Separation transaction costs	1,157	874	6,731	5,832
Acquisition costs	42	1,570	971	11,613
Other non-GAAP costs	—	—	—	238
Loss on transaction	54,797	—	54,797	—
Adjusted EBITDA	$2,720	$(2,266)	$16,845	$(7,115)